Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34130, No. 333-71336 and No. 333-118814) of ON Semiconductor Corporation of our report dated March 30, 2007 relating to the financial statements of the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Phoenix, Arizona

March 30, 2007

11